UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2010

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, FL 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD

ECOSMART LED A19 light bulbs, designed, developed, and manufactured by Lighting Science Group Corporation (the “Company”) will be available beginning May 9th, 2010 at The Home Depot stores nationwide and are now available on The Home Depot Internet site. The ECOSMART A19 LED light bulb is the first in a line of ECOSMART LED retrofit lamps and luminaires designed, developed, and manufactured by the Company that will be available in The Home Depot stores this year.

The ECOSMART A19 LED light bulb, in the ubiquitous and familiar light bulb shape, replaces compact fluorescent lamps (“CFLs”) and traditional 40 watt incandescent bulbs. The ECOSMART A19 LED light bulb:

is highly efficient, using only 9 watts of energy, less than one quarter of the energy of a 40 watt incandescent light bulb, and in most home applications, consumers are expected to save $155 in energy cost over its life thereby paying for itself in less than two years in energy savings and replacement cost savings (based on usage of 6 hours/day, 7 days/week, 365 days/year at an average utility rate of $0.10/KwH);

provides high quality light output and outperforms similar LED products by 25-30% based on tests by an independent testing lab approved by the U.S. Department of Energy’s CALiPER program;

is UL listed;

is fully dimmable;

is expected to last more than 20 years (based on 50,000 hours of usage) saving on replacement costs;

is environmentally friendly and responsible, containing no mercury and it is completely recyclable; and,

is available to consumers at an affordable price — The Home Depot will be offering the ECOSMART A19 LED light bulb at a retail price of $19.97 compared to over $50 for other LED bulbs.

The Company believes that its sales of ECOSMART LED retrofit lamps and luminaires to The Home Depot will generate significant revenue for the Company in 2010.

The information in Item 7.01 of this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Registrant under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made in this report contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, that involve a number of risks and uncertainties. All statements, other than statements of historical fact provided herein, may be deemed to be forward-looking statements. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, statements including the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Factors that could cause such forward-looking statements to differ materially include, but are not limited to:

•	market acceptance of LED products and, in particular, the Company’s LED products;

•	the Company’s ability to produce its products without interruption and to increase its production capacity in a timely manner

•	the availability of critical components and raw materials used in the Company’s products;

•	successful testing of the Company’s products by potential resellers and purchasers;

•	defects in the Company’s products;

•	overall economic conditions, including without limitation, the conditions in the U.S. housing market; and,

•	decisions by resellers with respect to the ultimate pricing of the Company’s products.

Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), subsequent quarterly reports on Form 10-Q filed with the SEC, and the risks discussed in the Company’s other filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise any of its forward-looking statements to reflect events or circumstances that arise after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: May 10, 2010	By:	/s/ Zachary S. Gibler
	Name:	Zachary S. Gibler
	Title:	Chief Executive Officer